UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2004

SEGMENTZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49606	03-0450326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18302 Highwoods Preserve Parkway, Suite 100, Tampa, FL	33647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(813) 989-2232

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 1, 2004, Segmentz acquired all of the issued and outstanding stock of Express-1, Inc., a privately owned provider of third party logistics services. The stock of Express-1, Inc. was acquired from 5 nonaffiliated individual accredited shareholders. Prior to the closing of the transaction Segmentz had no material relationship with any of the selling shareholders.

The purchase price for the stock of Express-1, Inc., included a $6,000,000 cash payment, the issuance of 50,000 shares of restricted common stock of Segmentz, and the issuance of warrants to purchase 2,928,571 shares of common stock of Segmentz at an exercise price of $1.75 per share. The consideration also includes an earn-out provision under which Segmentz could be required to pay up to an additional $6,500,000 in cash and restricted common stock to the selling shareholders over the following 3 years, depending on the performance of Express-1, Inc.

The effective date of the closing is August 1, 2004.

A copy of the Stock Purchase Agreement setting forth the terms of the transaction is incorporated by reference to Exhibit 10.1 to that certain Form 8-K filed by Segmentz with the Commission on August 13, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Audit report

Express-1, Inc.

December 31, 2003 and 2002

Report of Independent Certified Public Accountants

To the Board of Directors

and Stockholders of

Express-1 Inc.

We have audited the accompanying balance sheet(s) of Express-1, Inc. as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders’ equity, and cash flows for the years, then ended. These financial statements are the responsibility of the management of Express-1, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Express 1, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

August 27, 2004

Express, Inc.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$5,300	$1,000
Accounts receivable, net of allowance for doubtful accounts of $27,000 and $12,000, respectively	2,730,925	1,240,909
Prepaid expenses and other current assets	57,900	117,972

Total current assets	2,794,125	1,359,881

Property and equipment, net of accumulated depreciation	728,118	700,842

Total assets	$3,522,243	$2,060,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$213,247	$304,986
Line of credit	751,303	258,541
Accrued salaries and wages	294,120	265,918
Accrued owner / operator expenses	425,653	52,232
Accrued liabilities, other	504,254	74,450
Current portion of notes payable	24,569	35,148

Total current liabilities	2,213,146	991,275

Notes payable, less current portion	7,654	32,223

Total liabilities	2,220,800	1,023,498

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $40 par value, 1,250 authorized, 125 issued and outstanding at December 31, 2003, and 2002	5,000	5,000
Additional paid in capital	55,800	55,800
Retained earnings	1,240,643	976,425

Total stockholders’ equity	1,301,443	1,037,225

Total liabilities and stockholders’ equity	$3,522,243	$2,060,723

The accompanying notes are an integral part of these financial statements.

Express, Inc.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2003	2002
Operating revenues	$15,860,957	$12,856,177

Cost of services	11,000,668	9,118,444

Gross profit	4,860,289	3,737,733

Selling, general and administrative expenses	4,290,819	3,497,469
Other income	(45,974)	(29,811)

Net income	$615,444	$270,075

The accompanying notes are an integral part of these financial statements.

Express, Inc.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2003 and 2002

	Common Stock	Common Stock	Additional Paid in Capital	Retained Earnings	Total

Balance at December 31, 2001	125	$5,000	$55,800	$908,798	$969,598
Distributions to stockholders	—	—	—	(202,448)	(202,448)
Net income	—	—	—	270,075	270,075

Balance at December 31, 2002	125	5,000	55,800	976,425	1,037,225
Distributions to stockholders	—	—	—	(351,226)	(351,226)
Net income	—	—	—	615,444	615,444

Balance at December 31, 2003	125	$5,000	$55,800	$1,240,643	$1,301,443

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003 and 2002

	For the Years Ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	$615,444	$270,075
Adjustments to reconcile net operations to net cash used in operating activities:
Depreciation	235,223	236,746
Adjustments to allowance for doubtful accounts	15,000	—
Changes in operating assets and liabilities:
Accounts receivable	(1,505,016)	(62,181)
Prepaid expenses and other current assets	60,072	10,100
Accounts payable	(91,739)	(48,180)

Accrued salaries and wages	28,202	64,205

Accrued owner / operator expense	429,804	26,149
Accrued liabilities	206,617	(2,687)

Net cash (used in) provided by operating activities	(6,393)	494,227

Cash flows from investing activities:

Purchases of property and equipment	(291,481)	(278,597)
Proceeds from sale of equipment	28,982	20,015

Net cash used in investing activities	(262,499)	(258,582)

Cash flows from financing activities:
Proceeds and payments on line of credit, net	492,762	(32,729)
Principal payments on notes payable	(35,148)	(30,918)

Proceeds from issuance on notes payable	—	30,615
Distributions to stockholders	(184,422)	(202,448)

Net cash provided by (used in) financing activities	273,192	(235,480)

Net increase in cash and cash equivalents	4,300	165
Cash and cash equivalents at beginning of period	1,000	835

Cash and cash equivalents at end of period	$5,300	$1,000

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$12,988	$24,384

Non-cash financing activity
Accrued distribution to stockholders	$166,804	$—

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

1. Description of Business and Organization

Express-1, Inc. (“Express-1” or “the Company”) is incorporated in the state of Michigan and headquartered in Buchanan, Michigan. The Company is engaged in the business of expedited trucking and is licensed to carry cargo in the 48 continental states and Canada. The Company runs automobiles, cargo vans, straight trucks and tractor-trailers and charter planes. These vehicles run under the Company’s authority in addition to brokering freight to other approved carriers to provide their customers service. The Company’s customer base is made up primarily of manufacturers located in the Midwest and Southeast United States.

Express-1 was founded in 1989 in a small business incubator in Niles, Michigan with a cargo van, a straight truck and a pager. The Company has forged a partnership between drivers and management to build Express-1’s reputation as a premier trucking company. The company currently occupies a 20,000 square foot facility in Buchanan, Michigan and regularly contracts with over 150 owner operators all equipped with the latest telecommunication technology. Express-1 is ISO 9001-2000 certified and has embraced this management philosophy and practice throughout its operations.

2. Summary of Significant Accounting Policies

Method of accounting

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews its estimates, including but not limited to, purchased transportation, recoverability of long-lived assets and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions. These evaluations are performed and adjustments are made, as information is available. Management believes that these estimates are reasonable; however, actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are defined as highly liquid investments that have original maturities of three months or less. The majority of cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

NOTES TO FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies – Continued

Accounts receivable

The Company extends credit to its various customers based on the customer’s ability to pay. The Company provides for estimated losses on accounts receivable considering a number of factors, including the overall aging of the receivables, previous history with the customer and the customer’s current ability to pay its obligation to the Company. Based on management’s review of accounts receivable, an allowance for doubtful accounts of approximately $27,000 and approximately $12,000 is considered necessary as of December 31, 2003 and 2002, respectively. The Company does not accrue for interest on delinquent accounts.

Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repair costs are expensed as incurred. Major improvements that increase the estimated useful life of an asset are capitalized. Depreciation is computed using an accelerated method of depreciation over the following estimated useful lives of the related assets:

Years
Office furniture	7-10
Office equipment	5-7
Automotive	5-7
Communication equipment	3-5
Trucks	3-5
Leasehold improvements	Lease term

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of prepaid insurance.

Revenue recognition

Operating revenues for expediting services are recognized on the date the freight is delivered. Related costs of deliveries, which includes accrued owner / operator expense, are accrued as incurred and are also recognized when the freight is delivered.

Income taxes

The Company, with the consent of the stockholders, has elected under Sections 1361 through 1379 (sub-chapter S) of the Internal Revenue Code to be treated substantially as a partnership instead of as a corporation for income tax purposes. As a result, the stockholders will report the entire corporate taxable income and investment credit on their individual tax returns. Therefore, no provision for income taxes has been made to these financial statements.

NOTES TO FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies – Continued

Estimated fair value of financial instruments

Management estimates that the aggregate net fair value of financial instruments recognized on the statements of financial condition (including cash and cash equivalents, receivables, payables, and short-term borrowings) approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates, or are subject to re-pricing.

Retirement Plans

The Company sponsors a 401k profit sharing plan covering substantially all of its employees with one year of service. The Company matches 50 percent of the employee elected deferrals up to a total of 3 percent of the employees’ compensation. Total expense was approximately $49,000 and approximately $43,000 in 2003 and 2002, respectively.

The company also sponsors a defined contribution money purchase plan covering substantially all of its employees with one year of service. Total expense was approximately $170,000 and approximately $184,000 in 2003 and 2002, respectively.

3. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2003	2002
Office furniture	$171,756	$155,566
Office equipment	524,666	401,617
Automotive	126,862	126,862
Communication equipment	599,095	469,118
Trucks	380,701	480,405

	1,803,080	1,633,568
Less: Accumulated depreciation	(1,074,962)	(932,726)

	$728,118	$700,842

Depreciation expense of property and equipment totaled approximately $235,000 and approximately $237,000 for 2003 and 2002, respectively.

NOTES TO FINANCIAL STATEMENTS

4. Line of Credit

The Company has a line of credit with a bank that is collateralized by substantially all assets of the Company in addition to certain non-Company assets and due on demand. The note bears interest at the bank’s prime rate, an effective rate of 4.00 percent and 4.25 percent, at December 31, 2003 and 2002, respectively. The balance includes checks written in anticipation of draws on the line of credit. To maintain this line of credit, Express-1 agreed to certain financial covenants, which include a minimum: net worth, debt ratio and current ratio. The company is not in compliance with all financial covenants for the year ended December 31, 2003 of which the bank waived compliance. The line of credit is limited to 70% of eligible accounts receivable with a maximum of $1,250,000. There was approximately $440,000 available under the line of credit as of December 31, 2003.

The Company has an outstanding letter of credit drawn in favor of its auto liability insurance carrier. The letter of credit allows draws up to approximately $66,000 at December 31, 2003 and 2002. No draws have been made on the letter of credit to date. The current letter of credit expires on April 25, 2004.

5. Notes Payable

The Company has entered into various notes to purchase equipment, which are collateralized by that equipment. The terms range from three to five years with interest rates ranging up to 0.9% with varying payoff dates through 2005.

The balances outstanding on the above debt instruments are as follows:

	December 31,
	2003	2002
Equipment notes	$32,223	$67,371
Less: current portion	24,569	35,148

Long-term portion of notes payable	$7,654	$32,223

Minimum principal payments on long-term debt to maturity as of December 31, 2003 are as follows:

2004	$24,569
2005	7,654

Total	$32,223

NOTES TO FINANCIAL STATEMENTS

6. Commitments and Contingencies

Lease commitments

The following is a schedule by year of future minimum payments required under operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2003:

2004	$65,938
2005	37,974
2006	2,754
2007	1,770
2008
Thereafter	—

$108,436

The Company rents equipment and facilities under operating leases with lease terms of less than one year.

Rent expense amounted to approximately $284,000 and approximately $353,000 for the years ended December 31, 2003 and 2002, respectively.

Litigation

In the ordinary course of business, the Company may be a party to a variety of legal actions that affect any business. The Company does not anticipate any of these matters or any matters in the aggregate to have a material adverse effect on the Company’s business or its financial position or results of operations.

Regulatory compliance

The Company’s activities are regulated by state and federal regulatory agencies under requirements that are subject to broad interpretations. The Company cannot predict the position that may be taken by these third parties that could require changes to the manner in which the Company operates.

NOTES TO FINANCIAL STATEMENTS

7. Related Party Transactions

The company has entered in the following transactions with related parties having substantially the same ownership as Express-1, Inc.:

	December 31, 2003	December 31, 2002
Receivable/Payable
Receivable Express-1 Transportation, LLC	$2,648	$2,867
Receivable Express-1 Properties, LLC	—	53,544

Income/Expense
Management fees received from Express-1 Transportation, LLC	38,563	50,398
Building rent paid to Express-1 Properties, LLC	130,000	120,000
Supplies purchased from Express-1 Transportation, LLC	$10,508	$15,587

The Company is related through common ownership and control to Express-1 Properties Inc., which owns the headquarters building in Buchanan Michigan. The financial statements reflect the financial position and results of operations of only Express-1 Inc. During the year ended December 31, 2003 and 2002 the Company paid approximately $130,000 and $120,0000 in month-to-month rent payments to Express-1 Properties Inc., respectively.

Express-1 Properties has a mortgage of approximately $723,000 and approximately $765,000 at December 31, 2003 and 2002, respectively. Express-1 Properties Inc. had depreciation expense of approximately $43,000 and approximately $49,000 and interest expense of approximately $48,000 and approximately $53,000 for the year ended December 31, 2003 and 2002, respectively.

From time to time, the Company charges Express-1 Transportation, LLC a management fee as determined by the officers of the Company.

The above amounts are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

8.	Subsequent Events

Effective as of August 1, 2004, Segmentz, Inc. acquired all of the outstanding capital stock of Express-1 Inc. Segmentz Inc. paid $6,000,000 cash, 2,928,571 options to buy common stock and 50,000 shares of Segmentz, Inc.’s common stock. In addition to the initial payment, the stockholders will be able to receive additional consideration in the form of an earn-out based on revenue and gross margin targets.

(b)	Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 of Segmentz, Inc. (“Segmentz”) and Express-1 Inc (“Express-1”). The Unaudited Pro Forma Condensed Consolidated Income Statement for the Six-months Ended June 30, 2004 of Segmentz and Express-1. The Unaudited Pro Forma Condensed Consolidated Income Statement for the Year Ended December 31, 2003 for Segmentz, Dasher Express Inc. (Dasher) and Express-1. Management has included Dasher for the year ended December 31, 2003, as it is more indicative of historical performance of the current combined entities. The following table includes pro-forma adjustments for the estimated fair value of Express-1.

Segmentz, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2004

Historical

			Pro-Forma Adjustments
	Segmentz	Express-1			Pro-Forma
Assets
Current assets
Cash and cash equivalents	$9,239,631	$800	$(6,000,000	)(1)	$3,240,431
Trade receivables, net	4,981,135	3,515,076			8,496,211
Prepaid expenses and other current assets	1,556,200	179,744			1,735,944

Total current assets	15,776,966	3,695,620	(6,000,000)		13,472,586

Equipment, net	3,170,314	824,405			3,994,719
Goodwill and other intangible assets	1,550,446		4,765,851	(2)	6,316,297
Other assets	955,300				955,300
Loans and advances	100,401				100,401

	$21,553,427	$4,520,025	$(1,234,149)		$24,839,303

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payables	$751,449	$784,534			$1,535,983
Accrued salaries and wages	265,601	243,124			508,725
Accrued expenses, other	501,120	904,208	250,000	(1)	1,655,328
Line of credit		550,569			550,569
Short-term portion of long-term debt	205,928	122,519			328,447
Other current liabilities	10,450				10,450

Total current liabilities	1,734,548	2,604,954	250,000		4,589,502

Long-term liabilities	283,056	180,922			463,978
Deferred tax liabilities	450,979				450,979

Stockholders Equity
Common stock	26,097	5,000	(4,950	)(1)	26,147
Additional paid in capital	19,748,912	55,800	194,150	(1)	19,998,862
Retained earnings	(690,165)	1,673,349	(1,673,349	)(1)	(690,165)

Total stockholders’ equity	$21,553,427	$4,520,025	$(1,234,149)		$24,839,303

(1)	Adjustments for purchase of all outstanding Express-1 Inc. stock (cash, stock and options) and $250,000 estimated acquisition costs.
(2)	Adjustment for purchase price allocation.

Segmentz, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Six-months Ended June 30, 2004

Historical

				Pro-forma Adjustments
	Segmentz	Express-1				Pro-forma
Sales, net	$14,188,842	$11,538,921				$25,727,763
Cost of services	11,690,090	8,135,250				19,825,340

Gross profit	2,498,752	3,403,671				5,902,423
Selling, general and administrative	3,732,134	2,382,889		140,000	(3)	6,255,023

(Loss) income before tax provision	(1,233,382)	1,020,782		(140,000)		(352,600)
Provision for income tax	(435,000)	374,627	(1)	(51,380	)(1)	(111,753)

Net (loss) income	$(798,382)	$646,155		$(88,620)		$(240,847)

Basic loss per share	$(0.04)	—				$(0.01)

Basic weighted average shares	21,443,788	50,000	(2)			21,493,788

Diluted loss per share	$(0.04)	—				$(0.01)

Diluted weighted average shares	21,443,788	50,000	(2)			21,493,788

(1)	Pro forma taxes estimated at 36.7%
(2)	Initial shares issued related to the Express-1 acquisition
(3)	Estimated additional amortization expense related to the Express-1 acquisition, $280,000 per year

Segmentz, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2003

Historical

						Pro-forma Adjustments
	Segmentz	Dasher		Express-1				Pro-forma
Sales, net	$14,687,754	$6,728,249		$15,860,957		(179,090	)(6)	$37,097,870
Cost of services	11,118,710	5,440,675		11,000,668		(179,090)		27,380,963

Gross profit	3,569,044	1,287,574		4,860,289		—		9,716,907
Selling, general and administrative	3,391,846	1,308,501		4,244,845		361,083	(4)(5)	9,306,275

(Loss) income before tax provision	177,198	(20,927)		615,444		(361,083)		410,632
Provision for income tax	(25,965)	(7,680	)(1)	225,868	(1)	(132,517	)(1)	59,706

	203,163	(13,247)		389,576		(228,566)		350,926
Net (loss) income
Gain on repurchase of preferred stock	174,268							174,268
Net income (loss) applicable to common stock	$377,431	$(13,247)		$389,576		$(228,566)		$525,194

Basic income per share	$0.04							$0.06

Basic weighted average shares	9,403,695		(3)	50,000	(2)			9,453,695

Diluted income per share	$0.04							$0.05

Diluted weighted average shares	10,630,956		(3)	50,000	(2)			10,680,956

(1)	Pro forma taxes estimated at 36.7%
(2)	Initial shares issued related to the Express-1 acquisition
(3)	Initial shares issued related to the Dasher acquisition are included in the December 31, 2003 totals for Segmentz
(4)	Estimated additional amortization expense related to the Express-1 acquisition, $280,000 per year
(5)	Estimated additional amortization expense related to the Dasher acquisition, $81,083 per year
(6)	Elimination of inter-company transaction

(c)	Exhibits

10.1	Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to that certain Form 8-K filed by Segmentz with the Commission on August 13, 2004).

10.2	Amendments to Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to that certain Form 8-K filed by Segmentz with the Commission on August 13, 2004.

10.3	Promissory note from Segmentz, Inc. to the Payees of Express-1, Inc.

99.1	Express-1 Inc. Audited financial statements for the six-months ended June 30, 2004 and for the year ended December 31, 2003.

99.2	Express-1 Inc. Unaudited financial statements for the six-months ended June 30, 2004 and 2003

99.3	Marshall Stevens Inc. Fairness opinion

99.4	Mike Welch Employment Agreement and Amendment

99.5	Jim Welch Employment Agreement and Amendment

99.6	John Welch Employment Agreement

99.7	Keith Avery Employment Agreement and Amendment

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: October 22, 2004

Exhibit Index

Exhibit No.	Description
10.2	Amendments to Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to that certain Form 8-K filed by Segmentz with the Commission on August 13, 2004.

10.3	Promissory note from Segmentz, Inc. to the Payees of Express-1, Inc.

99.1	Express-1 Inc. Audited financial statements for the six-months ended June 30, 2004 and December 31, 2003.

99.2	Express-1 Inc. Unaudited financial statements for the six-months ended June 30, 2004 and 2003

99.3	Marshall Stevens Inc. Fairness opinion

99.4	Mike Welch Employment Agreement and Amendment

99.5	Jim Welch Employment Agreement and Amendment

99.6	John Welch Employment Agreement

99.7	Keith Avery Employment Agreement and Amendment